UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 16, 2023
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

500 North Shoreline, Ste. 800, Corpus Christi, Texas, U.S.A.		78401
(U.S. corporate headquarters)		(Zip Code)

1830 – 1030 West Georgia Street Vancouver, British Columbia, Canada		V6E 2Y3
(Canadian corporate headquarters)		(Zip Code)

(Address of principal executive offices)

(361) 888-8235
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	UEC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01	Regulation FD Disclosure

On March 16, 2023, Uranium Energy Corp. (the “Company” or “UEC”) issued a news release to announce that it had filed a Technical Report Summary (“TRS”) on EDGAR disclosing updated mineral resources for the Company’s Workman Creek Project located in Arizona (the “Project”); as follows:

“Uranium Energy Corp Increases Total Resources in Arizona with the Filing of a S-K 1300 Technical Report Summary for its Workman Creek Project in Arizona

Combined with its Anderson Project, UEC now controls more than 32 million pounds of measured and indicated resources and about 4.5 million pounds of Inferred resources in Arizona…

Background:

●	As a U.S. domestic and domiciled company, UEC is now reporting all mineral resources in accordance with Item 1302 of Regulation S-K (“S-K 1300”);

●
S-K 1300 was adopted by the Securities and Exchange Commission (“SEC”) to modernize mineral property disclosure requirements for mining registrants and to align U.S. disclosure requirements more closely for mineral properties with current industry and global regulatory standards;

●	The mineral resource estimates set forth in this TRS have not previously been reported under the S-K 1300 format; and

●
Total disclosed Inferred resources for the Workman Creek Project is stated at 4,459,000 lbs. eU3O8 with 1,981,000 tons grading 0.113% eU3O8. Drill data from 446 drill holes was used in the current mineral resource estimate.

Amir Adnani, President and CEO stated: “We are pleased with this update of the Company’s former NI-43 101 resources into fully compliant S-K 1300 resources for our Workman Creek Project. America’s uranium resources are becoming increasingly important for utility and government buyers looking for reliable supplies from stable U.S. jurisdictions. Combined with our Anderson Project, UEC now controls more than 32 million pounds of measured and indicated resources and about 4.5 million pounds of Inferred resources in Arizona, a mining friendly state and home to the Palo Verde Nuclear Plant, the largest power producer in the U.S. The Workman Creek and Anderson Projects provide UEC’s project pipeline with additional supply assurance for the longer-term requirements of utilities and the Federal government needs for U.S. unobligated uranium supply.”

The TRS was prepared under S-K 1300 and was filed on March 14, 2023 with the SEC through EDGAR on Form 8-K and is also available on SEDAR as a “Material Document” filed on March 14, 2023. The TRS was prepared on behalf of the Company by Douglas L. Beahm, P.E., P.G., Principal Engineer, and Carl Warren, P.E., P.G., Project Engineer, of BRS Engineering, and by Clyde L. Yancey, P.G., consulting geologist.

About the Workman Creek Project

The Workman Creek Project is located in Gila County, central Arizona, approximately 70 miles northeast of Phoenix and about 31 miles northwest of Globe, an historic mining center. The Project is located within the Tonto National Forest on either side of Workman Creek, approximately 3,000 ft east of State highway #288. The Project is located within portions of townships 5N, 6N and 7N; range 14E, Gila-Salt River Meridian.

The Workman Creek Project consists of three claim blocks, the main contiguous claim block along Workman Creek and two non-contiguous claim blocks (Pendleton and Oak Creek), totaling 198 unpatented mining claims comprising approximately 3,871 acres.

The Project and the surrounding area of the Sierra Ancha region are underlain by igneous and sedimentary rocks of Precambrian age. The sedimentary rocks are nearly flat-lying except for minor undulations near regional-scale monoclines. The Dripping Spring Quartzite is the host rock for uranium mineralization throughout the Sierra Ancha Region.

Uranium mineralization in the Dripping Spring Quartzite consists of low-grade disseminations and concentrations in fine-grained strata and along bedding planes and higher-grade layers and veinlets. The area was previously partially mined. The Sierra Ancha region is host to 18 historic uranium mines which were in operation between 1953 and 1960. During that period, over 122,000 pounds of U3O8 concentrate was produced with an average grade of 0.20% U3O8.

Within the Project area, drill data from 446 drillholes was used in the current mineral resource estimate, including hole location and ore grade data. The Company has not completed any drilling on the Project.

Mineral Resources

The mineral resource estimation described in the TRS utilizes geological interpretation methodologies, which have been employed by the authors for similar projects. The primary method utilized in estimating the uranium mineral resources is the Grade x Thickness (“GT”) contour method. Although the Dripping Spring Quartzite is a metamorphosed sedimentary body, its tabular mineralization style bounded macroscopically by stratigraphy makes it amenable to the GT contouring method. The resource estimate was generated using drillhole sample results and the interpretation of a geologic model that relates and constrains the spatial distribution of eU3O8 Mineral resources were estimated separately for each resource zone. First, the total contained mineralized material was estimated. Then, reasonable prospects for economic extraction were applied as described in the TRS. The results of the estimation of inferred mineral resources for the Project are reported in the following table.

Workman Creek Project Inferred Mineral Resources

Mineral Resource Estimates (0.3% Sum GT Cutoff)	Tons (millions)	Average Sum Thickness (ft)	Average Grade (%eU3O8)	Pounds eU3O8 (millions)
North Resource Zone
Inferred Mineral Resource	1.079	10.9	0.091	1.954
South Resource Zone
Inferred Mineral Resource	.902	8.9	0.139	2.505
ALL ZONES GRAND TOTALS
Inferred Mineral Resource	1.981	9.9	0.113	4.459
Notes:
1. Mineral resources are not mineral reserves and do not have demonstrated economic viability.
2. Economic factors have been applied to the estimates in consideration of reasonable prospects for economic extraction. 3. Totals may not sum due to rounding.

The technical information in this news release has been reviewed by each of Douglas L. Beahm, P.E., P.G., Principal Engineer, of BRS Engineering, and Clyde L. Yancey, P.G., consulting geologist, being Qualified Persons under Item 1302 of Regulation S-K.”.

A copy of the news release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
99.1	News Release dated March 16, 2023.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.

DATE: March 16, 2023.	By:	/s/ Pat Obara
Pat Obara, Secretary and
Chief Financial Officer